Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

NETBANK, INC.

SECOND AMENDED AND RESTATED

BY LAWS

OF

NETBANK, INC.

March 13, 2006

(Originally Adopted February 20, 1996, Amended April 22, 1997 and

February 28, 2002, and Amended and Restated November 10, 2005 and March 13, 2006)

ARTICLE I

DEFINITIONS

As used in these Bylaws, the terms set forth below shall have the meanings indicated:

“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended from time to time.

“Board” shall mean the Board of Directors of the Corporation.

“Chief Executive Officer” shall mean the President of the Corporation, or such other officer as shall be designated by the Board as having the duties of the Chief Executive Officer, as described in Section 4 of Article V of these Bylaws.

“Code” shall mean the Georgia Business Corporation Code, as amended from time to time.

“Corporation” shall mean NetBank, Inc., a Georgia corporation.

“Secretary” shall mean the Secretary of the Corporation, or such other officer as shall be designated by the Board as having the duties of the Corporate Secretary as described in Section 5 of Article V of these Bylaws.

“Secretary of State” shall mean the Secretary of State of Georgia.

“Voting Group” shall have the meaning set forth in subsection (a) of Section 6 of Article III of these Bylaws.

ARTICLE II

GENERAL PROVISIONS REGARDING NOTICES

Section 1.                                            Notices.

Except as otherwise provided in the Articles of Incorporation or these Bylaws, or as otherwise required by applicable law:

(a)                                  Any notice required by these Bylaws or by law shall be in writing unless oral notice is reasonable under the circumstances.

(b)                                 Notice may be communicated in person; by telephone, telegraph, teletype, electronic transmission, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

(c)                                  Written notice by the Corporation to any shareholder, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders; provided that if the Corporation has more than 500 shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the meeting.

(d)                                 Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its Secretary at its principal office shown in its most recent annual registration with the Secretary of State.

(e)                                  Except as provided in subsection (c) of this Section 1, written notice, if in a comprehensible form, is effective at the earliest of the following:

(1)                                  when received, or when delivered, properly addressed, to the addressee’s last known principal place of business or residence;

(2)                                  five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

(3)                                  on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

(f)                                    Oral notice is effective when communicated if communicated in a comprehensible manner.

(g)                                 In calculating time periods for notice under these By-Laws, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

(h)                                 Without limiting the manner by which notice otherwise may be given effectively under this Section 1:

(1)                                  Any notice by the Corporation under any provision of the Articles of Incorporation, or these Bylaws to record or beneficial holders of its shares shall be effective if given by a single written notice to two or more such holders who share an address if consented to by those holders. Any such consent shall be revocable by a holder by written notice to the Corporation. Except as provided in paragraph (2) of this subsection, any such consent shall be in writing and signed by each record or beneficial holder with respect to which such single written notice is to be effective.

(2)                                  Any record or beneficial holder of shares of any class or series which are either listed on a national securities exchange or held of record by more than 500 shareholders who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under paragraph (1) of this subsection to such holders, shall be deemed to have consented to receiving such single written notice.

(i)

(1)                      Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of this Section 1, the Articles of Incorporation, or elsewhere in these Bylaws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(A)                              The Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(B)                                Such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(2)                                  Notice given pursuant to paragraph (1) of this subsection shall be deemed effective:

(A)                              If by facsimile telecommunication, when transmitted to a telephone number at which the shareholder has consented to receive notice;

(B)                                If by e-mail, when transmitted to an e-mail address at which the shareholder has consented to receive notice;

(C)                                If by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (i) such posting or (ii) the giving of such separate notice; or

(D)                               If by any other form of electronic transmission, when transmitted to the shareholder.

(j)                                     An affidavit, certificate, or other written confirmation of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given under this Section 1 shall, in the absence of fraud, be prima-facie evidence of the facts stated therein.

Section 2.                                            Waiver of Notice.

Except as otherwise provided or required by the Articles of Incorporation, these Bylaws or applicable law:

(a)                                  A shareholder may waive any notice required to be given to such shareholder, before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s corporate records.

(b)                                 A shareholder’s attendance at a meeting:

(1)                                  waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2)                                  waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(c)                                  Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except that any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the Articles of Incorporation, a plan of merger or share exchange, a sale of assets or any other action which would entitle the shareholder to exercise statutory dissenter’s rights under the Code and obtain payment for his shares shall not be effective unless:

(1)                                  prior to the execution of the waiver, the shareholder shall have been furnished the same material that under the Code would have been required to be sent to the shareholder in a notice of the meeting, including notice of any applicable dissenters’ rights as provided in the Code; or

(2)                                  the waiver expressly waives the right to receive the material required to be furnished.

(d)                                 A director may waive any notice required to be given to such director by the Code, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as provided by subsection (e) of this Section 2, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s corporate records.

(e)                                  A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE III

SHAREHOLDERS’ MEETINGS

Section 1.                                            Place of Meeting.

The Board may designate any place within or outside the State of Georgia as the place of meeting for any annual or special shareholders’ meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place within or outside the State of Georgia as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

Section 2.                                            Annual Meeting.

An annual meeting of the shareholders shall be held on the last Thursday in April of each year, if not a legal holiday (and if such is a legal holiday, then on the next following day not a legal holiday), at such time and place as the Board shall determine, at which time the shareholders shall elect a Board and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board may cause the annual meeting of shareholders to be held on such other date in any year as the Board shall determine to be in the best interests of the Corporation, and any business transacted at that meeting shall have the same validity as if transacted on the date designated herein.

Section 3.                                            Special Meetings.

Except to the extent otherwise prescribed by statute or the Articles of Incorporation, special meetings of the shareholders, for any purpose or purposes, may be called by the Chief Executive Officer, or by the presiding officer of the Board, if any. The Chief Executive Officer or the Secretary shall call a special meeting when: (1) requested in writing by any two or more of the directors; or (2) requested in writing by shareholders owning shares representing at least one-hundred percent (100%) of all the votes entitled to be cast on any issue proposed to be considered at such meeting. Any such written request shall be signed and dated and shall state the purpose or purposes of the proposed meeting.

Section 4.                                            Notice to Shareholders.

(a)                                  Except as otherwise specifically provided in this Section 4, requirements with respect to the giving of notice and waiver of notice shall be governed by the provisions of Article II of these Bylaws.

(b)                                 The Corporation shall give notice to each shareholder entitled to vote thereat of the date, time and place of each annual and special shareholders’ meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date.

(c)                                  Unless otherwise required by the Code with respect to meetings at which specified actions will be considered (including but not limited to mergers, certain share exchanges, certain asset sales by the Corporation, and dissolution of the Corporation), notice of an annual meeting need not contain a description of the purpose or purposes for which the meeting is called.

(d)                                 Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

(e)                                  Unless a new record date is set (or is required by law or by the terms of these Bylaws to be set) therefore, notice of the date, time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, however, notice of the adjourned meeting must be given in accordance with these Bylaws as if such adjourned meeting were a newly-called meeting.

(f)                                    If any corporate action proposed to be considered at a meeting of shareholders would or might give rise to statutory dissenters’ rights under the Code, the notice of such meeting shall state that the meeting is to include consideration of such proposed corporate action, and that the consummation of such action will or might give rise to such dissenters’ rights, and shall include the description of such statutory dissenters’ rights required by the Code.

(g)                                 If any corporate action which would give rise to statutory dissenters’ rights under the Code is taken by written consent of shareholders without a meeting, or is taken at a meeting with respect to which less than all shareholders were entitled to receive notice, or is otherwise taken without a vote of shareholders, the Corporation shall cause notice thereof, including the information concerning statutory dissenters’ rights contemplated by paragraph (f) above, to be given, not more than ten (10) days after the adoption of such action by shareholder vote at a meeting or by written consent to those shareholders who did not execute such written consent or who were not entitled to receive notice of such meeting, or to all shareholders if such action was otherwise taken without a vote of shareholders.

Section 5.                                            Fixing of Record Date.

(a)                                  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to demand a special meeting of shareholders, or shareholders entitled to take any other action, the Board may fix in advance (but not retroactively from the date the Board takes such action) a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the last business day before the first notice of such meeting is delivered to shareholders shall be the record date. If no record date is fixed for determining shareholders entitled to take action without a meeting, the date the first shareholder signs the consent shall be the record date for such purpose. If no record date is fixed for determining shareholders entitled to demand a special meeting, or to take other action, the date of receipt of notice by the Corporation of demand for such meeting, or the date on which such other action is to be taken by the shareholders, shall be the record date for such purpose.

(b)                                 A separate record date may be established for each voting group entitled to vote separately on a matter at a meeting.

(c)                                  A determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

(d)                                 For the purpose of determining shareholders entitled to a distribution by the Corporation (other than one involving a purchase, redemption or other acquisition of the Corporation’s shares), the record date shall be the date fixed for such purpose by the Board, or if the Board does not fix such a date, the date on which the Board authorizes such distribution.

Section 6.                                            Quorum and Voting Requirements.

(a)                                  Except as otherwise provided by the Articles of Incorporation or the Code:

(1)                                  A “voting group” with respect to any given matter means all shares of one or more class or series which, under the Articles of Incorporation or the Code, are entitled to vote and be counted together collectively on that matter, and unless specified otherwise in the Articles of Incorporation, the Code or these Bylaws, all shares entitled to vote on a given matter shall be deemed to be a single voting group for purposes of that matter.

(2)                                  Each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting.

(3)                                  A majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter.

(4)                                  The presence of a quorum of each voting group entitled to vote thereon shall be the requisite for transaction of business on a given matter.

(5)                                  Action on a matter other than election of directors is approved by a voting group if a quorum of such voting group exists and the number of votes cast within such voting group in favor of such action exceeds the number of votes cast within such voting group against such action.

(6)                                  All shares entitled to vote for election of directors shall vote thereon as a single voting group, and directors shall be elected by a plurality of votes cast by shares entitled to vote in the election in a meeting at which a quorum of such voting group is present.

(b)                                 Once a share is represented for any purpose other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or is required by law or these by-laws to be, set for that adjourned meeting.

(c)                                  If a quorum for transaction of business shall not be present at a meeting of shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting stock shall be present. No notice other than announcements at the meeting before adjournment shall be required of the new date, time or place of the adjourned meeting, unless a new record date for such adjourned meeting is, or is required by law or these Bylaws to be, fixed. At such adjourned meeting (for which no new record date is, or is required to be, set) at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called.

(d)                                 In addition to any voting requirement contained in the Articles of Incorporation or these Bylaws, any “business combination” as defined in the Code (O.C.G.A. Section 14-2-1110) involving the Corporation shall be subject to the provisions of Part 2 of Article 11 of the Code (O.C.G.A. Section 14-2-1110, et seq.).

(e)                                  Any “business combination” as defined in the Code (O.C.G.A. Section 14-2-1131) involving the Corporation shall be subject to the provisions of Part 3 of Article 11 of the Code (O.C.G.A. Section 14-2-1131, et seq.), provided that the Corporation is a “resident domestic corporation” as defined in O.C.G.A. Section 14-2-1131.

Section 7.                                            Proxies.

At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be: (i) effective unless given in writing and signed, either personally by the shareholder or his attorney-in-fact; (ii) effective until received by the Secretary or other officer or agent authorized to tabulate votes; or (iii) valid after eleven months from its date, unless said proxy expressly provides for a longer period.

Section 8.                                            Informal Actions by Shareholders.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consent (which may take the form of one or more counterpart copies), setting forth the action so taken, shall be signed by all the holders of all the shares entitled to vote with respect to the subject matter thereof and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such consent shall have the same force and effect as a unanimous vote of the shareholders; provided, however, that no such consent which purports to be an approval of any plan of merger, share exchange, asset sale or other transaction (i) as to which shareholder approval is required by the Code and (ii) with respect to which specific disclosure requirements to voting shareholders are imposed by the Code, shall be effective unless:

(a)                                  prior to the execution of the consent, each consenting shareholder shall have been furnished the same material which, under the Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters’ rights; or:

(b)                                 the written consent contains an express waiver of the right to receive the material otherwise required to be furnished.

Section 9.                    Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.

(a)                                  The matters to be considered and brought before any annual or special meeting of shareholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 9.

(b)                                 For any matter to be properly brought before any annual meeting of shareholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board, or (iii) brought before the annual meeting in the manner specified in this Section 9(b) by a shareholder of record entitled to vote at the annual meeting of shareholders on such matter. In addition to any other requirements under applicable law, the Articles of Incorporation and these Bylaws, persons nominated by shareholders for election as directors of the Corporation and any other proposals by shareholders shall be properly brought before the meeting only if written notice of any such matter to be presented by a shareholder at such meeting of shareholders (the “Shareholder Notice”) shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation (or, if delivered by electronic mail or facsimile, to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement) not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Shareholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date ninety (90) days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Meeting Date is first publicly announced or disclosed. Any shareholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation shall deliver, as part of such Shareholder Notice, a statement in writing setting forth (i) the name of the person or persons to be nominated; (ii) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such shareholder by such nominee(s); (iii) the information regarding each such person required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation); (iv) each such person’s signed consent to serve as a director of the Corporation if elected; and (v) such shareholder’s name and address and the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such shareholder. Any shareholder who gives a Shareholder Notice of any matter proposed to be brought before the meeting (other than a nomination of directors) shall deliver, as part of such

Shareholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such shareholder and, if applicable, (i) any material interest of such shareholder in the matter proposed (other than as a shareholder) and (ii) a description of all arrangements or understandings between such shareholder and any other person (including their name) in connection with the proposal of such business by such shareholder. As used herein, shares “beneficially owned” shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If a shareholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such shareholder’s right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

Notwithstanding anything in this Section 9(b) to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at the next annual meeting is increased and either all of the nominees for director at the next annual meeting or the size of the increased Board is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder Notice shall also be considered timely hereunder, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly announced or disclosed.

(c)                                  Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any shareholder of record entitled to vote on the matter may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if such shareholder shall deliver a Shareholder Notice with respect to such nomination in the form that would be required by Section 9(b) hereof with respect to a nomination at an annual meeting to the Secretary of the Corporation at the principal executive office of the Corporation (or, if delivered by electronic mail or facsimile, to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement) not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed.

(d)                                 For purposes of this Section 9, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news or wire service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(e)                                  In no event shall the adjournment of an annual meeting or special meeting or the postponement of any meeting that does not require a change in the record date for such meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 9. This Section 9 shall not affect the rights of shareholders to request inclusion of proposals made pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 9 shall also apply to nominations of directors by voting groups entitled to elect directors under the Articles of

Incorporation, except to the extent the Articles of Incorporation expressly state otherwise or are in conflict with the terms of this Section 9. Notwithstanding the foregoing provisions of this Section 9, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.

(f)                                    The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or other matter proposed to be brought before a meeting was made in accordance with the procedures and requirements set forth in this Section 9 and, if not so in compliance with this Section 9, shall direct and declare at the meeting that such nomination or other matter is out of order and shall not be considered.

Section 10.                                      Conduct of Meetings.

The Board may adopt by resolution such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with applicable law and such rules and regulations adopted by the Board, the Chairman of each meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such Chairman, are appropriate. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board or the Chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 11.                                      Organization of Meetings.

Meetings of shareholders shall be presided over by the Chief Executive Officer, or in his absence by a Chairman designated by the Board, or, in the absence of any such designation, by a Chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as the secretary of the meeting, but in the absence of the Secretary or Assistant Secretary, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 12.                                      Inspectors of Elections.

Preceding any meeting of the shareholders, the Board by resolution or the Chief Executive Officer shall appoint one or more persons to act as inspectors at the meeting and make a written report of the inspectors’ determinations. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. In the event no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall:

(a)                                  ascertain the number of shares outstanding and the voting power of each,

(b)                                 determine the shares represented at a meeting and the validity of proxies and ballots,

(c)                                  count all votes and ballots,

(d)                                 determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and

(e)                                  certify their determination of the number of shares represented at the meeting, and his or her count of all votes and ballots.

The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspector.

Section 13.                                      Opening and Closing of Polls.

The date and time of the opening and closing of the polls for each matter to be voted upon at a shareholder meeting shall be announced at the meeting. The inspector of the election shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless a court of competent jurisdiction upon application by a shareholder shall determine otherwise.

ARTICLE IV

DIRECTORS

Section 1.                                            General Powers.

All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board, subject to any limitation set forth in the Articles of Incorporation, or any amendment to these Bylaws approved by the shareholders of the Corporation, or any otherwise lawful agreement among the shareholders of the Corporation.

Section 2.                                            Number, Tenure, Qualifications.

The Board shall consist of one or more individuals, with the precise number to be fixed by resolution of the Board from time to time. The Board shall be divided into three classes (Class I, Class II and Class III), with the term of office of one such class expiring each year. Each member of the Board shall hold office for a term of three (3) years and until his successor has been duly elected and has qualified, or until his earlier resignation, removal from office, or death. Directors shall be natural persons who are eighteen (18) years of age or older, but need not be shareholders or residents of Georgia unless the Articles of Incorporation require otherwise.

Section 3.                                            Vacancies, How Filled.

If any vacancy shall occur in the membership of the Board by reason of the resignation, removal or death of a director, the remaining directors shall continue to act, and such vacancies may be filled by the affirmative vote of the majority of the directors then in office, though less than a quorum, and if not therefore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4.                                            Place of Meeting.

The Board may hold its meetings at such place or places within or outside the State of Georgia as it may from time to time determine.

Section 5.                                            Compensation.

Directors may be allowed such compensation for attendance at regular or special meetings of the Board and of any special or standing committees thereof as may be from time to time determined by resolution of the Board.

Section 6.                                            Regular Meetings.

A regular annual meeting of the Board shall be held, without other notice than this Bylaw, immediately after, and at the same place as, the annual meeting of shareholders. The Board may provide, by resolution, the time and place within or outside the State of Georgia, for the holding of additional regular meetings without other notice than such resolution.

Section 7.                                            Special Meetings.

Special meetings of the Board may be called by the Chief Executive Officer or the presiding officer of the Board, if different from the Chief Executive Officer, on not less than two (2) days’ notice to each director by mail, telegram, cablegram or other form of wire or wireless communication, or personal delivery or other form of communication authorized under the circumstances by the Code, and shall be called by the Chief Executive Officer or the Secretary in like manner and on like notice on the written request of any two (2) or more members of the Board. Such notice shall state the time, date and place of such meeting, but need not describe the purpose of the meeting. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting.

Section 8.                                            General Provisions Regarding Notice and Waiver.

Except as otherwise expressly provided in this Article IV, matters relating to notice to directors and waiver of notice by directors shall be governed by the provisions of Article II of these By-Laws.

Section 9.                                            Quorum.

At all meetings of the Board, unless otherwise provided in the Articles of Incorporation or other provisions of these Bylaws, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

Section 10.                                      Manner of Acting.

Except as expressly otherwise provided by the Articles of Incorporation or other provisions of these Bylaws, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board. A director who is present at a meeting when corporate action is taken is deemed to have assented to the action unless:

(a)                                  He objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting;

(b)                                 His dissent or abstention from the action taken is entered in the minutes of the meeting; or

(c)                                  He does not vote in favor of the action taken and delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

Section 11.                                      Committees.

(a)                                  Except as otherwise provided by the Articles of Incorporation, the Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board.

(b)                                 The provisions of these Bylaws and of the Code which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, shall apply as well to committees created under this Section 11 and their members.

(c)                                  To the extent specified by the Articles of Incorporation, these Bylaws and the resolution of the Board creating such committee, each committee may exercise the authority of the Board, provided that a committee may not:

(1)                                  approve, or propose to shareholders for approval, action required by the Code to be approved by shareholders;

(2)                                  fill vacancies on the Board or on any of its committees;

(3)                                  exercise any authority which the Board may have to amend the Articles of Incorporation;

(4)                                  adopt, amend, or repeal bylaws; or

(5)                                  approve a plan of merger not requiring shareholder approval.

Section 12.                                      Action Without Formal Meeting.

Except as expressly otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if written consent thereto (which may take the form of one or more counterparts) is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee. A consent executed in accordance herewith has the effect of a meeting vote and may be described as such in any document.

Section 13.                                      Conference Call Meetings.

                Members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other during the meeting, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE V

OFFICERS

Section 1.                                            Generally.

The Board shall from time to time elect or appoint such officers as it shall deem necessary or appropriate to the management and operation of the Corporation, which officers shall hold their offices for such terms as shall be determined by the Board and shall exercise such powers and perform such duties as are specified in these Bylaws or in a resolution of the Board. Except as specifically otherwise provided in resolutions of the Board, the following requirements shall apply to election or appointment of officers:

(a)                                  The Corporation shall have, at a minimum, the following officers, which offices shall bear the titles designated therefore by resolution of the Board, but in the absence of such designation shall bear the titles set forth below:

Office	Title
Chief Executive Officer	President

Chief Financial Officer	Treasurer

Secretary	Secretary

(b)                                 All officers of the Corporation shall serve at the pleasure of the Board, and in the absence of specification otherwise in a resolution of the Board, each officer shall be elected to serve until the next succeeding annual meeting of the Board and the election and qualification of his successor, subject to his earlier death, resignation or removal.

(c)                                  Any person may hold two or more offices simultaneously, and no officer need be a shareholder of the Corporation.

(d)                                 If so provided by resolution of the Board, any officer may be delegated the authority to appoint one or more officers or assistant officers, which appointed officers or assistant officers shall have the duties and powers specified in the resolution of the Board.

Section 2.                                            Compensation.

The salaries of the officers of the Corporation shall be fixed by the Board, except that the Board may delegate to any officer or officers the power to fix the compensation of any other officer.

Section 3.                                            Vacancies.

A vacancy in any office, because of resignation, removal or death may be filled by the Board for the unexpired portion of the term, or if so provided by resolution of the Board, by an officer of the Corporation to whom has been delegated the authority to appoint the holder of such vacated office.

Section 4.                                            Chief Executive Officer.

The Chief Executive Officer shall have such title or titles designated by the Board and shall be the principal executive officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall in general manage, supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of all of the stockholders. He may sign, individually or in conjunction with any other proper officer of the Corporation thereunto authorized by the Board, certificates for shares of the Corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board or by the Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chief Executive Officer of the Corporation and such other duties as may be prescribed by the Board from time to time.

Section 5.                                            Secretary.

The Secretary may be designated by any such title as determined by resolution of the Board, but shall have the duties of the officer denominated the “Secretary” under the Code. Such officer shall: (a) attend and keep the Minutes of the Shareholders’ meetings and of the Board’s meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as otherwise required by law or the provisions of the Articles of Incorporation; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) maintain, or cause an agent designated by the Board to maintain, a record of the Corporation’s shareholders in a form that permits the preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares, showing the number and class of shares held by each; (e) have general charge of the stock transfer books of the Corporation or responsibility for supervision, on behalf of the Corporation, of any agent to which stock transfer responsibility has been delegated by the Board; (f) have responsibility for the custody, maintenance and preservation of those corporate records which the Corporation is required by the Code or otherwise to create, maintain or preserve; (g) in general perform all duties incident to the legal office of “Secretary”, as described in the Code, and such other duties as from time to time may be assigned to him by the Board.

Section 6.                                            The Chief Financial Officer.

The Chief Financial Officer, unless otherwise determined by the Board, shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; and (b) in general perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned by the Board.

Section 7.                                            Deputy Officers.

The Board may create one or more deputy officers whose duties shall be, among any other designated thereto by the Board, to perform the duties of the officer to which such office has been deputized in the event of the unavailability, death or inability or refusal of such officer to act. Deputy officers may hold such titles as designated therefore by the Board; however, any office designated with the prefix “Vice” or “Deputy” shall be, unless otherwise specified by resolution of the Board, automatically a deputy officer to the office with the title of which the prefix term is conjoined. Deputy officers shall have such other duties as prescribed by the Board from time to time.

Section 8.                                            Assistant Officers.

The Board may appoint one or more officers who shall be assistants to principal officers of the Corporation, or their deputies, and who shall have such duties as shall be delegated to such assistant officers by the Board or such principal officers, including the authority to perform such functions of those principal officers in the place of and with full authority of such principal officers as shall be designated by the Board or (if so authorized) by such principal officers. The Board may by resolution authorize appointment of assistant officers by those principal officers to which such appointed officers will serve as assistants.

ARTICLE VI

INDEMNIFICATION

Section 1.                                            Definitions for Indemnification Provisions.

As used in this Article VI, the term:

(a)                                  “Corporation” (when spelled with an initial capital letter) includes any domestic or foreign predecessor entity of the “Corporation” (as defined in Article I of these Bylaws) in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b)                                 “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)                                  “Expenses” include attorneys’ fees.

(d)                                 “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(e)                                  “Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(f)                                    “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 2.                                            Mandatory Indemnification Against Expenses.

Unless otherwise provided by the Articles of Incorporation, to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the Corporation, the Corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

Section 3.                                            Authority for Permissive Indemnification.

(a)                                  Except as provided in subsections (d) and (e) of this Section 3, or as otherwise provided in the Articles of Incorporation, the Corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(b)                                 A director’s conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a) of this Section 3.

(c)                                  The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct set forth in subsection (a) of this Section 3.

(d)                                 The Corporation may not indemnify a director under this Section 3:

(1)                                  in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

(2)                                  in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.

(e)                                  Indemnification permitted under this Section 3 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 4.                                            Determination and Authorization of Permitted Indemnification.

(a)                                  The Corporation may not indemnify a director under Section 3 of this Article VI unless a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in subsection (a) of such Section 3.

(b)                                 The determination required by subsection (a) hereof shall be made:

(1)                                  by the Board by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2)                                  if a quorum cannot be obtained under paragraph (1) of this subsection (b), by majority vote of a committee duly designated by the Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(3)                                  by special legal counsel:

(i)                                     selected by the Board or its committee in the manner prescribed in paragraph (1) or (2) of this subsection; or

(ii)                                  if a quorum of the Board cannot be obtained under paragraph (1) of this subsection and a committee cannot be designated under paragraph (2) of this subsection, selected by majority vote of the full Board (in which directors who are parties may participate); or

(4)                                  by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

(c)                                  Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, as set forth in subsection (b) hereof, except that if such determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled to select counsel under paragraph (3) of subsection (b) of this Section 4.

Section 5.                                            Shareholder-Approved Indemnification.

(a)                                  Without regard to any limitations contained in any other section of this Article VI, the Corporation may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Corporation’s Articles of Incorporation (which authorization may take the form of an amendment to the Articles of Incorporation or a contract, resolution or bylaw approved or ratified by the requisite shareholder vote), indemnify or obligate itself to indemnify a director made a party to a proceeding, including a proceeding brought by or in the right of the Corporation.

(b)                                 The Corporation shall not indemnify a director under this Section 5 for any liability incurred in a proceeding in which the director is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

(1)                                  for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(2)                                  for acts or omissions which involve intentional misconduct or a knowing violation of law;

(3)                                  for any type of liability for unlawful distribution under Section 14-2-832 of the Code, or any successor statute; or

(4)                                  for any transaction from which he received an improper personal benefit.

(c)                                  Where approved or authorized in the manner described in subsection (a) of this Section 5, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

(1)                                  the director furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Section 5; and

(2)                                  the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Section 5.

Section 6.                                            Advances for Expenses.

(a)                                  The Corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(1)                                  the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in subsection (a) of Section 3 of this Article VI; and

(2)                                  the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Article.

(b)                                 The undertaking required by paragraph (2) of subsection (a) of this Section 6 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 7.                                            Indemnification of Officers, Employees and Agents.

Except as otherwise provided in the Articles of Incorporation, an officer of the Corporation who is not a director is entitled to mandatory indemnification under Section 2 of this Article VI, and is entitled to permissive indemnification and advancement of expenses under the standards and procedures set forth in Section 3, 4 and 5 of this Article VI, to the same extent as a director, consistent with public policy.

Section 8.                                            Insurance.

The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under this Article VI or applicable law.

Section 9.                                            Expenses for Appearance as Witness.

Nothing contained in this Article VI shall be deemed to limit the Corporation’s power to pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be established by the Board or, in the absence of Board action establishing such fiscal year, by the Chief Executive Officer.

ARTICLE VIII

ANNUAL STATEMENTS

(a)                                  No later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare:

(1)                                  a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of the fiscal year; and

(2)                                  a profit and loss statement showing the results of its operation during the fiscal year.

Upon written request, the Corporation shall mail promptly to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement. If prepared for other purposes,

the Corporation shall also furnish upon written request a statement of sources and applications of funds and a statement of changes in shareholders’ equity for the fiscal year. If financial statements are prepared by the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared, and disclose that they are prepared, on that basis. If financial statements are prepared otherwise than on the basis of generally accepted accounting principles, they must so disclose and must be prepared on the same basis as other reports or statements prepared by the Corporation for the use of others.

(b)                                 If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the Chief Executive Officer or the person responsible for the Corporation’s accounting records:

(1)                                  stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(2)                                  describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

(c)                                  The foregoing requirements of Article VIII will cease to apply to the Corporation at such time as the Corporation becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

ARTICLE IX

CAPITAL STOCK

Section 1.                                            Form.

(a)                                  Except as otherwise provided for in paragraph (b) of this Section 1, the interest of each shareholder shall be evidenced by a certificate representing shares of stock of the Corporation, which shall be in such form as the Board may from time to time adopt and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder’s name, the number of shares and class of shares and series, if any, represented thereby, the name of the Corporation and a statement that the Corporation is organized under the laws of the State of Georgia. Each certificate shall be signed by one or more officers of the Corporation specified by resolution of the Board, but in the absence of such specifications, shall be valid if executed by the Chief Executive Officer or any Deputy or Assistant thereto, and such execution is countersigned by the Secretary, or any Deputy or Assistant thereto. Each stock certificate may but need not be sealed with the seal of the Corporation.

(b)                                 If authorized by resolution of the Board, the Corporation may issue some or all of the shares of any or all of its classes or series without certificates. The issuance of such shares shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of any shares not represented by certificates, the Corporation shall send to the holder of such shares a written statement setting forth, with respect to such shares (i) the name of the Corporation as issuer and the Corporation’s state of incorporation, (ii) the name of the person to whom such shares are issued, (iii) the number of shares and class of shares and series, if any, and (iv) the terms of any restrictions on transfer which, were such shares represented by a stock certificate would be required to be noted on such certificate, by law, by the Articles of Incorporation or these by-laws, or by any legal agreement among the shareholders of the Corporation.

Section 2.                                            Transfer.

Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or, in the case of shares not represented by certificates, the person named in the Corporation’s stock transfer records as the owner of such shares, or, in either case, by attorney lawfully constituted in writing. In addition, with respect to shares represented by certificates, transfers shall be made only upon surrender of the certificate therefore, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4, Article IX of these Bylaws.

Section 3.                                            Rights of Holder.

The Corporation shall be entitled to treat the holder of record of any share of the Corporation as the person entitled to vote such share (to the extent such share is entitled to vote), to receive any distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 4.                                            Lost or Destroyed Certificates.

Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall if the Board so requires, give the Corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE X

SEAL

The corporate seal shall be in such form as shall be specified in the minutes of the organizational meeting of the Corporation, or as the Board may from time to time determine.

ARTICLE XI

REGISTERED OFFICE AND REGISTERED AGENT

The address of the initial registered office of the Corporation and the name of the initial registered agent shall be as set forth on the Corporation’s annual registration on file with the Secretary of State. The Corporation may amend this Article XI at any time to change its registered office or registered agent, without further action of its officers or directors, by filing with the Secretary of State a notice of such change, in accordance with Section 14-2-502 of the Code, or any successor statute.

The corporation may have other offices at such places within or without the State of Georgia as the Board from time to time designate or the business of the corporation may require or make desirable.

ARTICLE XII

AMENDMENTS

Section 1.                                            Amendments Generally.

(a)                                  Except as otherwise provided in subsection (c) of this Section 1, or in the Articles of Incorporation or by applicable law, the Board may amend or repeal any provision of these Bylaws or adopt any new bylaw, unless the shareholders have adopted, amended or repealed a particular bylaw provision and, in doing so, have expressly reserved to the shareholders the right of amendment or repeal therefore.

(b)                                 The Corporation’s shareholders have the right to amend or repeal any provision of these Bylaws, or to adopt new Bylaw provisions, even though such provisions may also be adopted, amended or repealed by the Board.

(c)                                  Any provision of these Bylaws limiting the authority of the Board or establishing staggered terms for directors may be adopted, amended or repealed only by the shareholders.

Section 2.                                            Bylaw Increasing Quorum or Voting Requirements.

(a)                                  Except as provided in Section 14-2-1113 of the Code or any successor statute thereto (relating to corporate business combinations with statutorily defined “interested shareholders”), any bylaw which sets a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than the minimum required by the Code may not be adopted, amended or repealed by the Board.

(b)                                 Except as otherwise provided in the Articles of Incorporation, a bylaw that fixes a greater quorum or voting requirement for the Board than the minimum required by the Code:

(1)                                  may be adopted, amended, or repealed by the shareholders only by the affirmative vote of a majority of the votes entitled to be cast; or

(2)                                  may be adopted, amended, or repealed by the directors only by a majority of the entire Board.

(c)                                  A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board may be amended or repealed only by a specified vote of either the shareholders or the Board, if such bylaw provision so provides.

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